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             EXHIBIT 10.18 TO ALASKA AIR GROUP, INC. 1999 FORM 10-K

                           CHANGE OF CONTROL AGREEMENT

         AGREEMENT by and between Alaska Airlines, Inc., an Alaska corporation (the "Employer"), and < < FIRSTNAME > > < < MI > > < < LASTNAME > > (the "Executive"), dated as of the 27th day of October, 1999.

         The Board of Directors (the "Board") of Alaska Air Group, Inc. ("Air Group") has determined that it is in the best interests of Air Group and its stockholders to ensure that Air Group and its subsidiaries, including the Employer, will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 2). The Board believes that it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Employer currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied, are competitive with those of other corporations, and align the Executive's interests with those of Air Group's stockholders. Therefore, in order to accomplish these objectives, the Board has caused the Employer to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       CERTAIN DEFINITIONS

         (a)  "Accrued Obligations" is defined in Section 6(a)(i).

         (b) "affiliated company" means any company controlled by, controlling or under common control with Air Group.

         (c)  "Annual Base Salary" is defined in Section 4(b)(i).

         (d)  "Annual Bonus" is defined in Section 4(b)(ii).

         (e) "Business Combination" means (i) a reorganization, exchange of securities, merger or consolidation involving Air Group or (ii) the sale or other disposition of all or substantially all the assets of Air Group.

         (f) The "Change of Control Period" means the period commencing on the date hereof and ending on the third anniversary of the date that either the Employer or Air Group gives notice to the Executive that the Change of Control Period shall be terminated.

         (g) "Cause" means basis for termination for reason of admission by the Executive or substantiation by the Employer of:

              (i) embezzlement, dishonesty or other fraud, conviction of a felony or conspiracy against the Employer; or

              (ii) if prior to a Change of Control, any willful or intentional injury to either the Employer, its property, or its employees in connection with the business affairs of the Employer.


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         (h)  "Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Effective Date" means the first date during the Change of Control Period on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Employer is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (j)  "Employment Period" is defined in Section 3.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Good Reason" means the occurrence of one or more of the following events:

              (i) the reduction in the Executive's annual base salary or the reduction in the value of other bonus payments or equity awards that Executive is eligible to receive under the Employer's plans;

              (ii) the material diminution or reduction without the Executive's consent of the Executive's title, authority, duties, responsibilities or perquisites;

              (iii) the Employer requiring Executive without the Executive's consent to be based at any locations other than the principal location of Executive's employment immediately prior to a Change of Control; or

              (iv) any breach by the Employer of any other material provision of this Agreement.

         (m)  "Incentive Plan" means Air Group's Management Incentive Plan.

         (n) "Incumbent Director" means a member of the Board who has been either (i) nominated by a majority of the directors of Air Group then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

        (o)            "Notice of Termination" is defined in Section 5(a).

        (p) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act).

        (q)   "Recent Average Bonus" is defined in Section 4(b)(ii).

        (r) "Retirement Plan" means the Employer's funded pension plan or any successor plan thereto.

        (s)   "Welfare Benefit Continuation" is defined in Section 6(b).


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2.       CHANGE OF CONTROL

         For the purpose of this Agreement, a "Change of Control" means the occurrence of any of the following:

         (a) the Board approves (or, if approval of the Board is not required as a matter of law, the stockholders of Air Group approve):

              (i) any consolidation or merger of Air Group in which Air Group is not the continuing or surviving corporation or pursuant to which shares of common stock of Air Group would be converted into cash, securities or other property, other than a merger of Air Group in which the holders of common stock of Air Group immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

              (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Air Group; or

              (iii) the adoption of any plan or proposal for the liquidation or dissolution of Air Group;

         (b) at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. "Incumbent Directors" means:

              (i) individuals who constitute the Board at the beginning of such period; and

              (ii) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (i); and

              (iii) individuals who were nominated or elected by individuals described in (ii).

         (c) any Person shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of Air Group ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board ("Voting Securities" to be calculated as provided in paragraph
              (d) of Rule 13d-3 in the case of rights to acquire common stock of Air Group) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

         Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between Air Group and any Affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

3.       EMPLOYMENT PERIOD

         The Employer hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Employer, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period"), in an executive capacity, responsible for, among other things, duties associated with such capacity, and, subject to the general supervision of the Board as required by the Delaware General Corporation Law, such other duties and responsibilities as are not inconsistent with the express terms of this Agreement. Such employment may be with the Employer, Air Group or any of its principal operating subsidiaries, as appropriate to the management structure developed by the Employer or Air Group. The Employer agrees that it will not take any action, or make any demands on the Executive, that may be deemed to arbitrarily, unreasonably or unnecessarily interfere with the performance of the services to be rendered by the Executive hereunder.

         Prior to the Effective Date, Executive's employment with the Employer is at will.

4.       TERMS OF EMPLOYMENT

         (a)  POSITION AND DUTIES.

              (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be in accordance with Section 3 and (B) the Executive's services shall be performed within the metropolitan area in which the Executive was situated immediately prior to the Effective Date, except for required travel in the Employer business to the extent consistent with the Executive's duties in Section 3.

              (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Employer.

         (b)  COMPENSATION.

              (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in equal installments, at least equal to 12 times the highest monthly base salary paid or payable to the Executive by the Employer in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. For purposes of this Agreement, Annual Base Salary shall not include any payments by the Employer on the Executive's behalf pursuant to any incentive, savings or retirement plans, any welfare benefit plans or any fringe benefit plans, in each case, of the Employer or any affiliated company, of the type identified in paragraphs (iii) through (vi) of this Section 4(b), or any reimbursement of expenses by the Employer or any affiliated company in accordance with paragraph (v) of this Section 4(b), but shall include vacation pay in accordance with paragraph (viii) of this Section 4(b). During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Employer and any affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary


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shall not be reduced after any such increase, and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

              (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the greater of (A) the Executive's target annual bonus (annualized if such target bonus is based on a period of less than 12 full months) in effect on the Effective Date and (B) the average annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Employer for less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Employer in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (the "Recent Average Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

              (iii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Employer, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, that are less favorable, in the aggregate, than the most favorable of those provided by the Employer for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other executives of the Employer.

              (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Employer, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Employer.

              (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Employer in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Employer.

              (vi) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Employer in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Employer.

              (vii) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Employer as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if


                                      -5-

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more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Employer.

5.       TERMINATION OF EMPLOYMENT

         (a) TERMINATION. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Executive's employment may be terminated at any time during the Employment Period for any reason by either the Executive or by the Employer, communicated by a notice of termination to the other party hereto given in accordance with
Section 12(b) (a "Notice of Termination").

         (b) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Employer or by the Executive, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (ii) if the Executive's employment is terminated by reason of death, the date of death of the Executive.

6.       OBLIGATIONS OF THE EMPLOYER UPON TERMINATION

         If the Executive's employment is terminated during the Employment Period by the Executive for Good Reason or by the Employer without Cause:

              (a) the Employer shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    (i) A lump sum amount equal to all payments to which the Executive would have been entitled during the Employment Period, but for the termination, including, without limitation, the aggregate amounts of the Executive's Annual Base Salary (calculated in accordance with Section 4(b)(i) hereof) and the aggregate amounts of the Executive's Annual Bonus (calculated in accordance with Section 4(b)(ii) hereof), payable in each case during the Employment Period, less any amounts comprising any portion of Annual Base Salary or Annual Bonus actually received by the Executive during the period commencing on the Effective Date and ending on the Date of Termination.

                    (ii) A separate lump sum supplemental retirement benefit equal to the difference between (1) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the Employer defined benefit retirement plan during the 90-day period immediately preceding the Effective Date) of the benefits payable under the Employer defined benefit retirement plans, the 1995 Elected Officers' Supplementary Retirement Plan and any similar plans providing benefits for the Executive that the Executive would receive if the Executive's employment continued at the compensation level provided for in Section 4(b) and for the remainder of the Employment. Assuming for this purpose that all accrued benefits are fully vested and that benefit accrual formulas are no less advantageous to the Executive than those in effect during the 90-day period immediately preceding the Effective Date, and (2) the actuarial equivalent (utilizing for this purpose the same assumptions as outlined above) of the Executive's actual benefit paid (or payable), if any, under the foregoing plans; and

              (b) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Employer shall continue benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Sections 4(b)(iv) if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Employer as in effect and applicable generally to other executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Employer and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; provided, however, that the Executive shall be entitled to the more favorable of the retiree benefits in effect on the Date of Termination or the retiree benefits in effect on the date that would have been the last date of the Employment Period if the Executive had remained employed;

              (c) to the extent not theretofore paid or provided, the Employer shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Employer as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally thereafter with respect to other peer executives of the Employer and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

7.       NONEXCLUSIVITY OF RIGHTS

         Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Employer and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Employer. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8.       FULL SETTLEMENT; RESOLUTION OF DISPUTES

         (a) The Employer obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Employer may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as provided in Section 6(b), such amounts shall not be reduced whether or not the Executive obtains other employment. The Employer agrees to pay promptly upon invoice, to the full extent permitted by law, all legal fees and expenses that the Executive may incur as a result of any contest (regardless of the outcome thereof) by the Employer, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).

         (b) If there shall be any dispute between the Employer and the Executive (i) in the event of any termination of the Executive's employment by the Employer, whether such termination was in connection with or in anticipation of a Change of Control so as to trigger the Effective Date under
Section 1(i), then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was in connection with or in anticipation of a Change of Control, the Employer shall pay all


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

amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Employer would be required to pay or provide pursuant to Section 6 as though such termination were in connection with or in anticipation of a Change of Control; provided, however, that the Employer shall not be required to pay any disputed amounts pursuant to this Section 8(b) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

9.       CERTAIN ADJUSTMENTS

         (a) In the event that the Executive becomes entitled to the payments or other benefits described in Section 6 hereof and the Executive becomes subject to the tax imposed by Section 4999 of the Code or any successor provision (the "Excise Tax") as a result of such payments and benefits and any other payments or benefits from the Employer required to be taken into account under Code Section 280G(b)(2) (collectively, "Parachute Payments"), the Employer shall pay to Executive an additional amount (the "Make-Whole Payment") equal to the sum of (i) the Excise Tax payable to the Executive prior to the Make-Whole Payment and (ii) the Federal, state and local income tax and Excise Tax (including any interest or penalties thereon) payable upon all payments made under subparagraphs (i) and (ii) of this Section 9(a).

         (b) All determinations required to be made under this Section 9, including whether the Executive has received a Parachute Payment, shall be made by Arthur Andersen LLP (the "Accounting Firm") which shall provide detailed supporting calculations to both the Employer and the Executive within 15 business days of the receipt of notice from the Executive that the Executive has received a payment under Section 6, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. As promptly as practicable following such determination, the Employer shall pay to or distribute for the benefit of the Executive such payments as are then due to the Executive under this Agreement. Any determination by the Accounting Firm shall be binding upon the Employer and Executive.

10.      CONFIDENTIAL INFORMATION

         The Executive shall hold in a fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Employer or any of its affiliated companies and that shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Employer, the Executive shall not, without the prior written consent of the Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

11.      SUCCESSORS

         (a) This Agreement is personal to the Executive and without the prior written consent of the Employer shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding on the Employer and its successors and assigns.

         (c) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, Employer shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

12.      MISCELLANEOUS

         (a) This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------

         If to the Employer:

                  Alaska Airlines, Inc.
                  P.O. Box 68947
                  Seattle, WA  98168
                  Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Employer may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Employer's failure to insist on strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the

Employer may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive and the Employer acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Employer, the employment of the Executive by the Employer is "at will" and, prior to the Effective Date, may be terminated by either the Executive or the Employer at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Employer terminates, then the Executive shall have no further rights under this Agreement.

         (g) This Agreement may be executed in counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from the Board, the Employer has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

                                  ALASKA AIRLINES, INC.


                                  By ___________________________________________
                                  John F. Kelly
                                  Chairman and Chief Executive Officer



                                  ______________________________________________
                                  < < FirstName > > < < MI > > < < LastName > >




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